Exhibit 99.1
                          COMMONWEALTH BANKSHARES, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               AUTHORIZATION CARD


         To enroll in the Commonwealth Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please print or type the following information and choose one of the investment options below. Sign where indicated and return (along with any optional cash payments) to the Bank of the Commonwealth in the self-addressed, stamped envelope provided. Please note that the shares you wish to enroll must be registered in your name. If your shares are registered with a broker or nominee, ask your broker or nominee how you can participate in the Plan.

NAME
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                  First               Middle Initial                     Last
ADDRESS
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                  Number                             Street


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City                               State                               Zip Code

SOCIAL SECURITY NUMBER OR TAX IDENTIFICATION NUMBER
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         The  undersigned  hereby  acknowledges  receipt  of the  prospectus  of
Commonwealth  Bankshares,  Inc. setting forth the description of the Plan and in
accordance   with  the  terms  and  conditions  set  forth  therein  desires  to participate in the Plan as follows: (Check one option only. If no option is checked, Full Dividend Reinvestment will be assumed.)

|_| Full Dividend Reinvestment - Reinvest any cash dividends that may become payable to me on all shares of Common Stock, $2.50 par value ("Shares"), of Commonwealth Bankshares, Inc. now or hereafter registered in my name, and any optional payments that I choose to send.

|_| Partial Dividend Reinvestment - Reinvest any cash dividends that may become payable to me on the following number of Shares registered in my name and any optional payments that I choose to send.
                  __________ Number of Shares

|_| Optional Cash Payments Only - Reinvest only optional cash payments received from me (a check payable to "Bank of the Commonwealth" with this Authorization Card is enclosed) and continue to pay dividends in cash for all of my Shares other than those in my Plan account.

         I hereby appoint Bank of the Commonwealth, or any successor, as my agent under the terms and conditions of the Plan as described in the prospectus for the Plan. I understand that I may revoke this authorization and withdraw from the Plan at any time by notifying the agent in writing of my desire to terminate my participation. (If Shares are registered in a joint account, both shareholders must sign below.)

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                                    Signature


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                                    Date


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                                    Signature of Co-holder (if any)



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                                    Date

                                  NOTE: IF YOU DO NOT WISH TO  PARTICIPATE  IN
                                  THE PLAN, PLEASE DISREGARD THIS CARD. THIS
                                  IS NOT A PROXY.